UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2024

EDWARDS LIFESCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way
Irvine, California 92614
(Address of principal executive offices and zip code)

(949) 250-2500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	EW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Principal Accounting Officer Retirement and Succession

The Board of Directors of Edwards Lifesciences Corporation, a Delaware corporation (“Edwards” or the “Company”), has received notice from Robert W.A. Sellers, Senior Vice President, Principal Accounting Officer of the Company, of his decision to retire, effective as of July 1, 2024 (the “Retirement Date”). On the Retirement Date, Mr. Sellers will be succeeded by Andrew M. Dahl, currently Senior Vice President and Corporate Controller of the Company.

Mr. Dahl, age 47, joined Edwards in February 2024 as Corporate Controller. Prior to joining Edwards, Mr. Dahl served in positions of increasing responsibility at Medtronic PLC, a medical device company, since May 2016, serving most recently as Vice President and Global Assistant Controller. Before joining Medtronic PLC, Mr. Dahl served as Director of Internal Audit at Polaris Industries from July 2010 to May 2016, and as a Senior Manager at Deloitte & Touche LLP from May 2002 to July 2010. Mr. Dahl holds a Bachelor of Arts in Accounting from the University of San Diego.

There is no arrangement or understanding between Mr. Dahl and any other persons pursuant to which he was appointed as Principal Accounting Officer. Mr. Dahl has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, no family relationship exists between Mr. Dahl and any director or other executive officer of Edwards.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Scott B. Ullem
Scott B. Ullem
Date: June 17, 2024		Chief Financial Officer

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